Exhibit 3.1

A0534501

SECRETARY OF STATE

I, BILL JONES, Secretary of State of the State of California, hereby certify:

That the attached transcript of 4 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

NOV 1 9 1999

/s/ Bill Jones

Secretary of State

Sec/State Form CE-107 (rev. 9/98)

[ILLEGIBLE]     OSP 98 13524

A0534501

AMENDED AND RESTATED	ENDORSED - FILED
In the Office of the Secretary of State
ARTICLES OF INCORPORATION	of the State of California

OF	NOV l2 1999

BIDZ.com, Inc.	BILL JONES, Secretary of State

The undersigned, David Zinberg, being the President and Secretary, Chairman of the Board of Directors and the holder of 50% of the voting capital stock of Bidz.com, lnc., a California corporation (the “Corporation”), hereby certifies that:

1.                                       He is the President and Secretary of the Corporation.

2.                                        The Articles of Incorporation of the Corporation are hereby amended and restated to read as follows:

I

The name of this Corporation is BlDZ.com, Inc.

II

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The Corporation is authorized to issue two classes of shares. One class shall be designated as Common Stock, no par value per share and one class shall be designated as Preferred Stock, no par value per share. The total number of common shares which this corporation is authorized to issue is 75,000,000, consisting of 50,000,000 shares of Common Stock, no par value per share, and 25,000,000 shares of Class B Common Stock, no par value per share. The Class B Common Stock shall have the rights, preferences, and privileges set forth in Article VI of these Amended and Restated Articles of Incorporation. The total number of preferred shares which this Corporation is authorized to issue is 4,000,000. The holders of Preferred Stock shall have such rights, preferences and privileges as may be determined by the Corporation’s Board of Directors prior to the issuance of such shares. The Common Stock and the Preferred Stock may each be issued in such series and with such designations as may be determined by the Corporation’s Board of Directors. The Corporation’s Board of Directors may determine the number of shares and the designation of each series of Preferred Stock and each series of Common Stock. The holders of each series of Common Stock and each series of Preferred Stock shall have such rights, preferences and privileges as may be determined by the Corporation’s Board of Directors prior to the issuance of each such series of Common Stock and each such series of Preferred Stock.

IV

The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

V

The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

VI

Rights, Preferences and Privileges of the Class B Common Stock.

David Zinberg hereby certifies as follows:

1.                                       He is the President and Secretary of Bidz.com, Inc., a California corporation (the “Company”).

2.                                       The number of authorized shares of Class B Common Stock is 25,000,000, none of which has been issued.

3.                                       The Board of Directors has duly adopted the following resolutions:

WHEREAS, the Articles of Incorporation authorize the Common Stock of the Company to be issued in series and authorize the Board of Directors to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Common Stock and to fix the number of shares and the designation of any such series.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issue of a series of Common Stock of the Company and does hereby fix and determine the rights, preferences, restrictions and other matters relating to said initial series of Common Stock as follows:

A.                                    Designation

A series of Common Stock shall be designated and known as “Class B Common Stock” and the number of shares constituting Class B Common Stock is 25,000,000, none of which are presently issued or outstanding.

B.                                    Dividends

The holders of the Class B Common Stock shall not be entitled to receive any dividends.

C.                                    Voting Rights

The holders of Class B Common Stock shall have equal voting rights with the holders of the outstanding shares of Common Stock, such that each share of Class B Common Stock will have one vote and the holders of the Class B Common Stock will vote with the holders of the Common Stock as one class.

D.                                    Conversion

Each holder of Class B Common Stock may, at the holder’s sole option at any time after the Class B Common Stock is issued, convert any or all of his shares of Class B Common Stock into shares of Common Stock at a conversion rate of one share of Common Stock for each share of Class B Common Stock converted. The Company shall not have the right to require a conversion of any of the shares of Class B Common Stock. In order to exercise the conversion privilege, a holder shall give written notice to the Company stating that such holder elects to convert one or more shares of Class B Common Stock and the number of such shares to be converted. The notice must be accompanied by the certificate evidencing the shares of Class B Common Stock being converted. If less than all shares evidenced by such certificate are converted, a new certificate for such remaining shares of Class B Common Stock will be issued by the Company. Shares of Class B Common Stock so converted will be deemed to have been converted immediately prior to the close of business on the date of receipt of such notice, even if the Company’s stock transfer books are at that time closed, and such holder will be treated for all purposes as the record owner of the shares deliverable upon such conversion as of the close of business on such date. The Company will issue certificates for the Common Stock into which the Class B Common Stock is converted or as soon as practicable after the effective date of the conversion. If less than all of the Class B Common Stock evidenced by a certificate is converted, then upon the surrender of said certificate, a new certificate of said Class B Common Stock for the remaining shares of Class B Common Stock will be issued by the Company. The issue of Common Stock certificates on conversion shall be made without charge to the holder for any tax in respect of the issue thereof, except taxes, if any, on the income of the holder. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in any name other than that of the holder.

E.                                      Adjustment of Shares and Price

The number of shares of Common Stock into which the Class B Common Stock is convertible pursuant to Paragraph VII (D) herein, is subject to proportionate adjustment from time to time in the event (i) the Company subdivides or combines its outstanding Common Stock into a greater or smaller number of shares, including stock splits and stock dividends payable in stock, rights or convertible securities; or (ii) of a reorganization or reclassification of the Company’s Common Stock, the consolidation or merger of the Company with or into another company, the sale, conveyance or other transfer of substantially all of the Company’s assets to another corporation or other similar event, whereby securities or other assets are issuable or distributable to the holders of the outstanding Common Stock of the Company upon the occurrence of any such event; or (iii) of the issuance by the Company to the holders of its Common Stock of securities convertible into, or exchangeable for, such shares of Common Stock.

F.                                      No Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, the holders of Class B Common Stock then outstanding shall share ratably in any distribution of assets according to their pro rata percentage of the total number of shares of Common Stock and Class B Common Stock outstanding on the date of the distribution.

G.                                    Notices

Any notice required by the provisions hereof to be given to the holders of shares of Class B Common Stock shall be deemed given when personally delivered to such holder or five business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

3.                                       The foregoing Amendment and Restatement of the Articles of Incorporation has been duly approved by the Board of Directors.

4.                                       The foregoing Amendment and Restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 15,300,000 shares. The number of shares voting in favor of the amendment and restatement equaled or exceeded the vote required.  The percentage vote required was more than fifty percent (50%).

The undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge.

Dated: April 20, 1999
/s/ David Zinberg
David Zinberg, Chairman of the Board of Directors and President

/s/ David Zinberg
David Zinberg, Secretary

SECRETARY OF STATE

I, BILL JONES, Secretary of State of the State of California, hereby certify:

That the attached transcript of 3 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

NOV 4 1999

/s/ Bill Jones

Secretary of State

Sec/State Form CE-108 (rev. 6/98)

OSP 99 18276

A0523842

FILED /s/ [ILLEGIBLE]
In the office of the Secretary of State
2125769	of the State of California

AMENDMENT TO	APR 19 1999

ARTICLES OF INCORPORATION	/s/ Bill Jones
BILL JONES, Secretary of State
OF

BIDZ.com, Inc.

The undersigned, David Zinberg, being the President and Secretary of BIDZ.com, Inc., a California corporation (the “Corporation”), hereby certifies that:

1.                                                He is the President and Secretary of the Corporation.

2.                                                The Articles of Incorporation of the Corporation are hereby amended as follows:

Article IV is hereby amended and restated to read as follows:

“The Corporation is authorized to issue three classes of shares. Class A Common Stock, Class B Common Stock, and Preferred Stock. The total number of shares of Class A Common Stock which this corporation is authorized to issue is fifty million (50,000,000), no par value. The total number of shares of Class B Common Stock which this corporation is authorized to issue is twenty-five million (25,000,000), no par value. The total number of shares of Preferred Stock which this Corporation is authorized to issue is four million (4,000,000), no par value.

The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of shares of Class B Common Stock in series by filing a certificate pursuant to the applicable law of the State of California, to establish from time-to-time the number of shares for each such series and the qualifications, limitations, or restrictions thereof.

The authority of the Board of Directors with respect to each such series of Class B Common Stock shall include, but not be limited to, determination of the following:

a.                                       The number of shares constituting that series and the distinctive designation of that series.

b.                                      Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights.

c.                                       Whether that series shall have dividend rights and if so, the terms and conditions of such dividends.

d.                                      Whether that series shall have conversion rights and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine.

e.                                       Any other relative rights, preferences, and limitations of that series.

The holders of the Preferred Stock shall have such rights, preferences, and privileges as may be determined by the Corporation’s Board of Directors prior to the issuance of such shares. The Preferred Stock may be issued in such series as are designated by this Corporation’s Board of Directors, and the Board of Directors may fix the number of authorized shares of preferred stock for each series, and the rights, preferences, and privileges of each series of preferred stock.

3.                                       The foregoing Amendment to the Articles of Incorporation has been duly approved by the Board of Directors.

4.                                       The foregoing Amendment to the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 15,300,000 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (150%).

The undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge.

Dated: April 21, 1999

/s/ David Zinberg
David Zinberg, President

/s/ David Zinberg
David Zinberg, Secretary

2

SECRETARY OF STATE

I, BILL JONES, Secretary of State of the State of California, hereby certify:

That the attached transcript has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this

NOV 17 1998

/s/ Bill Jones

Secretary of State

SEC/STATE FORM CE-107 (REV. 6/97)	98 9127

3

2125769

ENDORSED - FILED
IN THE OFFICE OF THE
SECRETARY OF STATE
ARTICLES OF INCORPORATION	OF THE STATE OF CALIFORNIA

OF	NOV 17 1998

BIDZ.COM, INC.	BILL JONES, SECRETARY OF STATE

I

The name of this corporation is BIDZ.COM, INC.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in the State of California of this corporation’s initial agent for service of process is:

David Zinberg
c/o Asset Lenders of America, Inc.
2020 Avenue of the Stars, Suite 250
Los Angeles, California

IV

The corporation is authorized to issue two classes of shares. One class of shares shall be designated as common stock, no par value, and the total number of common shares which this corporation is authorized to issue is 50,000,000. The other class of shares shall be designated as preferred stock, no par value, and the total number of preferred shares which this corporation is authorized to issue is 4,000,000. The holders of the preferred stock shall have such rights, preferences and privileges as may be determined by the corporation’s Board of Directors prior to the issuance of such shares. The preferred stock may be issued in such series as are designated by this corporation’s Board of Directors, and the Board of Directors may fix the number of authorized shares of preferred stock for each series, and the rights, preferences and privileges of each series of preferred stock.

V

The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

VI

The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

Dated: October 5, 1998

/s/ David Zinberg
David Zinberg

I hereby declare that I am the person who executed the foregoing Articles of incorporation, which execution is my act and deed.

/s/ David Zinberg
David Zinberg